Project Eastern Discussion Materials September 18, 2008

Project Eastern Table of Contents Section 1 Transaction Overview Section 2 Eastern Trading Analysis Section 3 Eastern Valuation Analysis Morgan stanley

Transaction Overview

Summary Description and Key Terms and Conditions Description: 100% cash tender for Eastern by [E / P] Consideration: $9.00 / share
100% Cash Equity Value: $288MM(1) Aggregate Value: $254MM(2) Transaction Multiples:
Aggregate Value / EBITDA Wall Street Consensus Management Estimates Adj. LTM(3) Adj. 2008(3) 2009 Adj. LTM(4) Adj. 2008(4) 2009 7.8x 7.2x 5.5x 7.3x 6.7x 5.1x Transaction Overview
1 Mo. Avg 3 Mo. Avg 6 Mo. Avg 12 Mo. Avg.
4.56(5) $5.97 $5.09 $5.54 $6.00 $7.36 97% 51% 77% 62% 50% 22% Financing: No financing contingency
100% equity financed
Notes 1. Based on 32.1MM fully diluted shares outstanding using treasury method for all in-the-money options 2. Based on 6/30/08 cash balance of $34.3MM 3. Includes $1.2MM add back of non-recurring costs for Wall Street Consensus 4. Includes $3.6MM add back of non-recurring costs for Management Case in LTM 2008 and $3.9MM add back of non-recurring costs in 2008E 5. Based off of closing price as of 9/15/08

Transaction Overview (cont’d) Summary Description and Key Terms and Conditions Key Tender Minimum tender condition of [XX]% Conditions:
Receipt of regulatory approvals No Material Adverse Effect
Execution of Principal Shareholder Support Agreements representing [XX%] of total shares outstanding Deal Protection: [Eastern fiduciary out to accept a Superior Proposal]
[Breakup fee equal to [X]% of equity value]
[Reverse breakup fee equal to [X]% of equity value] Timing: [Monday, September 22, 2008]

Section 2 Eastern Trading Analysis

Project Eastern

EASTERN TRADING ANALYSIS

Eastern Share Price Performance

Since IPO

Eastern Share Price

	Price Per Share ($)	% Premium
Current (9/15/2008)	$4.56	97%
1 Week Average	4.76	89%
1 Month Average	5.09	77%
3 Months Average	5.54	62%
6 Months Average	6.00	50%
12 Months Average	7.36	22%
Average Since IPO	9.64	(7%)
LTM High (9/24/07)	11.20	(20%)
LTM Low (9/9/08)	4.13	118%

Eastern Share Price / Volume

Since IPO


Share Price ($)
Volume (000)
20
18
16
14
12
10
8
6
4
2
0
1,000
900
800
700
600
500
400
300
200
100
0
18-May-07
Company will invest in a sixth delivery center in the Philippines
9-Aug-07
2nd Quarter EPS of $0.19 (exceeded)
2nd Quarter Revenue of $61.4MM (missed)
1-Nov-07
3rd Quarter EPS of $0.15 (missed)
3rd Quarter Revenue of $65.4MM (exceeded)
13-Aug-08
2nd Quarter EPS of $0.06 (2) (in-line)
2nd Quarter Revenue of $75.4MM (exceeded)
19-Sept-07
Acquires AOL's Customer Care and Technical Support subsidiary for $7.2MM
21-Feb-08
4th Quarter EPS of $0.23 (1) (exceeded)
4th Quarter Revenue of $71.0MM (exceeded)
14-Dec-07
Elects Gary Fernandes to the Board of Directors
14-May-08
1st Quarter EPS of $0.06 (exceeded)
1st Quarter Revenue of $73.2MM (exceeded)
9-May-07
1st Quarter EPS of $0.21
1st Quarter Revenue of $62.1MM
28-Mar-07
Pricing of the Company's initial public offering at $13.50 per ADS
26-Jul-07
Company enters into a $25MM credit agreement with Wells Fargo Bank
13-Aug-07
Terminates client program for Dell and reduces financial guidance for 3Q 2007
9-Nov-07
Company intends to list on the Philippine Stock Exchange
7-Nov-07
Announces a new contract with a major credit card issuer
30-Apr-08
Announces Dave Gomez as the Company's Chief Legal Officer
11-Jun-08
Announces Lewis Moorehead as the Company's Chief Accounting Officer and Corporate Controller
Mar-07
May-07
Jul-07
Oct-07
Nov-07
Feb-08
Apr-08
Jun-08
Aug-08
Volume
Price

Source FactSet

Notes

1. Includes one-time favorable tax adjustments
2. Excludes one-time professional fees associated with acquisition not pursued by Company

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Summary Statistics U.S. European Philippine Eastern Peers Peers Peer 1 Month (59%) (29%) (45%) (41%) 3 Months (58%) (28%) (34%) (46%) 6 Months (62%) (42%) (40%) (50%) 12 Months (30%) (26%) (17%) (16%) Since IPO (66%) (36%) (48%) (49%) Summary Statistic U.S. European Philippin Eastern Peers Peers Peer 1 Month Avg 8.2x 12.7x 9.1x 11.4x 3 Months Avg 8.4x 12.7x 9.0x 11.4x 6 Months Avg 9.4x 13.8x 9.8x 11.0x 12 Months Avg 10.1x 14.0x 10.6x 11.8x Avg Since IPO 11.5x 15.2x 11.7x 12.7x Eastern Relative Price Performance Since IPO Indexed Price Performance (1) Since IPO % 140 120 100 80 (36%) 60 (48%) 40 (49%) (66%) 20 0 Mar-07 Apr-07 May-07 Jul-07 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Jun-08 Jul-08 Aug-08 Eastern U.S. Peers (2) European Peers (3) Philippine Peers (4) Source FactSet NTM P/E (1) Since IPO x 25 20 15 12. 9.7x 10 8.5x 8.4x 5 0 May-07 Jun-07 Jul-07 Aug-07 Sep-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Jun-08 Jul-08 Aug-08 Eastern U.S. Peers (2) European Peers (3) Philippine Peers (4) Source FactSet, I/B/E/S Notes 1. As of 9/17/08 2. Equal-weighted index of Convergys, TeleTech Holdings, Sykes Enterprises, ICT Group, Startek and APAC Customer Services 3. Equal-weighted index of Teleperformance and Transcom 8 4. Equal weighted-index of PLDT, PeopleSupport and Paxys

Summary Statistics — Agg. Value / EBITDA
Mean Median
10 Year Average 8.3x 8.0x 10 Year Peak 18.4x 18.4x 10 Year Trough 2.9x 2.9x LTM Average 6.1x 6.0x 6-Month Average 5.7x 5.6x Current Average 5.4x 5.4x Eastern Current 4.0x
Summary Statistics — NTM P/E
Mean Median
10 Year Average 23.7x 22.9x 10 Year Peak 67.8x 67.8x 10 Year Trough 11.4x 11.4x LTM Average 16.0x 15.2x 6-Month Average 14.3x 14.4x Current Average 14.3x 14.3x Eastern Current 8.5x Historical Sector Valuation Metrics LTM Aggregate Value / EBITDA LTM Aggregate Value / EBITDA Total Industry Year over Year Revenue Growth x % 30 50% 25 40% 20 30% 15 20% 10 10% 5 0% 0 (10%) 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 Eastern PeopleSupport Sykes Convergys ICT Group TeleTech Source FactSet NTM P/E NTM / P/E Total Industry Year over Year Revenue Growth x % 70 50% 60 40% 50 30% 40 20% 30 10% 20 10 0% 0 (10%) 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 Eastern PeopleSupport Sykes Convergys ICT Group TeleTech Source FactSet, I/B/E/S

Project Eastern

EASTERN TRADING ANALYSIS

Wall Street Perspectives on Eastern

- The Street continues to cite a number of investment positives about Eastern:
  - Solid industry growth characteristics
  - Leading offshore presence
  - Attractive valuation
- However, there remain several issues that are top of mind for the Street including:
  - Reduced 2008E guidance
  - Slow ramp-up of margins
  - Economic uncertainty

Analyst Recommendations


Hold - 3 Analysts
50%
Buy - 3 Analysts
50%

Wall Street Research Summary

			Price Target		CY2008E			CY2009E		
Firm	Date	Rating	Before Q2	After Q2	Revenue	EBIT Margin %	EPS	Revenue	EBIT Margin %	EPS
Morgan Stanley	8/27/2008	Equal-weight	N/A	N/A	303.5	3.8%	0.34	346.9	6.0%	0.65
First Analysis	8/15/2008	Equal-weight	N/A	N/A	309.5	3.4%	0.32	355.9	5.4%	0.56
Janney Montgomery Scott	8/14/2008	Neutral	8.00	6.00	304.8	3.5%	0.32	352.9	6.8%	0.61
Sidoti & Company	8/14/2008	Buy	13.00	10.00	306.3	N/A	0.31	329.2	N/A	0.64
Susquehanna Financial	8/14/2008	Positive	11.00	11.00	307.0	3.6%	0.30	360.8	6.7%	0.70
Robert W. Baird	8/14/2008	Outperform	9.00	9.00	307.1	3.7%	0.34	342.3	6.2%	0.64
Mean			**10.25**	**9.00**	**306.4**	**3.6%**	**0.32**	**348.0**	**6.2%**	**0.63**

Selected Analyst Commentary

- "While operating margins are not ramping up as quickly as previously expected, **Eastern is having great success converting its pipeline, and an extremely attractive valuation** prompts us to maintain our Positive rating." – *Susquehanna, August 14, 2008*
- "**Our view of the stock for next year is more optimistic**. Eastern appears to be gaining traction with new accounts, and margins could benefit from currency fluctuations as the current hedging program rolls off." – *Janney Montgomery Scott, August 14, 2008*
- "Eastern, **in an aggressive growth phase**, recently built out a new U.S. call center and announced 4Q:08 expansions plans into Nicaragua that will help to support a **strong pipeline that includes 10 new program wins in 2Q:08**." – *Sidoti & Company, August 14, 2008*
- "While we expect the stock to be somewhat weak today on the 2008 EPS guidance reduction, **we view as good value** (and see limited downside) at roughly 10X 2009E EPS and 3.5X 2009E EBITDA. While the stock has encountered several headwinds…**organic revenue growth has remained solidly in the double-digits. In addition, the company expects margins to ramp in 2009 behind continued revenue growth.**" – *Robert W. Baird, August 14, 2008*
- "We believe our revenue expectations could prove conservative given the company has **1) shown no signs of an impact from a weakening economy, and 2) should benefit from a near-term shift to higher-revenue domestic business opportunities.**" – *First Analysis Securities, August 15, 2008*

Source Equity Research

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Project Eastern Shareholder Basis in Eastern Since Eastern IPO Stock Price Trading Range $ 20.00 18.00 17.93 16.90 16.00 15.80 15.20 14.77 14.55 14.00 14.40 12.00 10.99 10.49 10.00 10.00 9.76 9.30 8.82 8.84 8.56 Current Price — 8.00 9/17/2008 7.87 7.55 7.53 7.29 $4.98 6.78 6.59 6.37 6.00 6.25 5.81 5.78 5.48 4.98 5.06 4.45 4.00 4.13 2Q07 3Q07 4Q07 1Q08 2Q08 QTD 3Q08 Volume (MM) 11.0 5.3 6.3 2.4 5.4 0.7 Public Float(1) 186.4% 89.8% 106.8% 40.7% 91.5% 11.1% 25% of Total Traded Vol. 50% of Total Traded Vol. 75% of Total Traded Vol. 100% of Total Traded Vol. Source FactSet, Bloomberg and company filings Note 1. Public float based on 20% of current shares outstanding or approx. 5.9MM 11

Project Eastern Section 3 Eastern Valuation Analysis

Project Eastern

EASTERN VALUATION ANALYSIS

Eastern Financial Summary

Revenue


$MM
700
600
500
400
300
200
100
0
260 260
311 307
390 342
448 382
515 425
593 474

% Growth	2007A	2008E	2009E	2010E	2011E	2012E
Management	33.2%	19.7%	25.2%	15.0%	15.0%	15.0%
Wall Street	33.2%	18.1%	11.5%	11.5%	11.5%	11.5%

Management Case   Wall Street Consensus

Source: Management Estimates, Wall Street Equity Research

EBITDA


$MM
100
80
60
40
20
0
38 38
38 35
50 46
59 54
72 61
86 68

% Margin	2007A	2008E	2009E	2010E	2011E	2012E
Management	14.6%	12.2%	12.8%	13.2%	13.9%	14.6%
Wall Street	14.6%	11.5%	13.5%	14.3%	14.3%	14.3%

Management Case[1]   Wall Street Consensus[2]

Source: Management Estimates, Wall Street Equity Research

EBIT


$MM
60
50
40
30
20
10
0
23 23
15 12
24 21
29 27
38 30
48 33

% Margin	2007A	2008E	2009E	2010E	2011E	2012E
Management	8.7%	4.9%	6.1%	6.6%	7.3%	8.0%
Wall Street	8.7%	4.0%	6.2%	7.0%	7.0%	7.0%

Management Case[1]   Wall Street Consensus[2]

Source: Management Estimates, Wall Street Equity Research

EPS


$
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
0.79 0.79
0.45 0.37
0.67 0.64
0.83 0.80
1.03 0.88
1.25 0.98

% Growth	2007A	2008E	2009E	2010E	2011E	2012E
Management	57.5%	(42.9)%	48.2%	24.6%	23.6%	21.7%
Wall Street	57.5%	(52.4)%	70.1%	24.8%	10.9%	10.6%

Management Case[1]   Wall Street Consensus[2]

Source: Management Estimates, Wall Street Equity Research

Notes

1. Includes pre-tax adjustments in 2008E of $3.9MM for non-recurring items
2. Includes pre-tax adjustments in 2008E of $1.2MM for non-recurring items

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Project Eastern EASTERN VALUATION ANALYSIS Adjusted EBITDA Schedule Adjusted EBITDA Schedule $MM Wall Street Consensus Management Case LTM 2008 LTM 2008 Unadjusted EBITDA $31.4 $34.1 $31.4 $34.1 Adjustments: PCI Compliance 0.0 0.0 0.2 0.2 PCI PH Agent Training 0.0 0.0 0.2 0.2 SOX Compliance 0.0 0.0 0.5 0.6 Dell Rebate 0.0 0.0 0.5 0.5 IT Costs 0.0 0.0 0.7 0.2 Jacksonville Start-Up Costs 0.0 0.0 0.0 0.3 Nicaragua Start-Up Costs 0.0 0.0 0.0 0.3 Q2 08 GEMS broken deal costs 1.2 1.2 1.2 1.2 Q2 08 GEMS travel costs 0.0 0.0 0.1 0.1 Q2 08 Transaction Legal Advice 0.0 0.0 0.3 0.3 Adjusted EBITDA $32.6 $35.3 $35.0 $38.0 Source Company Management

Project Eastern

EASTERN VALUATION ANALYSIS

Eastern Valuation Matrix

Summary Valuation Matrix

$MM, except where noted

Price / Share	Premium / Discount to Current [1]	Premium / Discount to 30-Day Avg. [1]	Equity Value [2]	Agg Value [3]	Wall Street Consensus Agg. Value / EBITDA Adj. LTM [4][5]	Wall Street Consensus Agg. Value / EBITDA Adj. 2008 [5]	Wall Street Consensus Agg. Value / EBITDA 2009	Management Case Agg. Value / EBITDA LTM [4][6]	Management Case Agg. Value / EBITDA 2008 [6]	Management Case Agg. Value / EBITDA 2009
Statistic					32.6	35.3	46.1	35.0	38.0	50.0
4.98	0.0%	(2.2%)	154	120	3.7 x	3.4 x	2.6 x	3.4 x	3.2 x	2.4 x
8.00	60.6%	57.2%	254	220	6.8	6.2	4.8	6.3	5.8	4.4
8.25	65.7%	62.1%	263	229	7.0	6.5	5.0	6.5	6.0	4.6
8.50	70.7%	67.0%	271	237	7.3	6.7	5.1	6.8	6.2	4.7
8.75	75.7%	71.9%	280	246	7.5	7.0	5.3	7.0	6.5	4.9
9.00	80.7%	76.8%	288	254	7.8	7.2	5.5	7.3	6.7	5.1
9.25	85.7%	81.7%	297	263	8.1	7.4	5.7	7.5	6.9	5.3
9.50	90.8%	86.6%	306	271	8.3	7.7	5.9	7.8	7.1	5.4
9.75	95.8%	91.6%	314	280	8.6	7.9	6.1	8.0	7.4	5.6
10.00	100.8%	96.5%	323	288	8.9	8.2	6.3	8.2	7.6	5.8

Denotes values for PSPT Transaction

Notes

1. Share price as of 9/17/2008
2. Assumes 29,616,339 basic shares outstanding as of 8/12/08 per latest 10-Q plus relevant dilution
3. Assumes $34.3MM cash and no debt
4. LTM EBITDA as of Q2 2008
5. Includes $1.2MM add back of non-recurring costs for Wall Street Consensus
6. Includes $3.6MM add back of non-recurring costs for Management Case in LTM 2008 and $3.9MM add back of non-recurring costs in 2008E

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Project Eastern LBO Sensitivity Analysis Wall Street Consensus IRR Exit Multiple 20% 30% 6.5x $7.90 $6.31 7.0x $8.27 $6.55 7.5x $8.63 $6.80
LBO Sensitivity Analysis Management Case IRR Exit Multiple 20% 30% 6.5x $9.30 $7.25 7.0x $9.78 $7.57 7.5x $10.25 $7.88 EASTERN VALUATION ANALYSIS Eastern Valuation Summary Current Price - Valuation Summary 9/17/2008 Deal Price -$4.98 $9.00 Price per share 52 Week Trading Range $4.13 $11.20 Analyst Price Targets(1) $5.25 $9.75 Trading Comparables Wall Street Consensus (2) 3.5x - 5.5x Adj. 2008E EBITDA ($35.3MM) $5.00 $7.50 8x — 12x 2009E P/E ($0.64) $5.00 $7.75 Management Case (3) 3.5x — 5.5x Adj. 2008E EBITDA ($38.0MM) $5.50 $8.00 8x — 12x 2009E P/E ($0.67) $5.25 $8.00 Precedent Transactions 20 — 40% Premium $6.00 $7.00 (4) 6.5x — 8.0x LTM Consensus EBITDA ($32.6MM) $8.00 $9.50 (5) Discounted Cash Flow Wall Street Consensus $6.75 $8.75 Management Case $8.25 $11.00 (6) LBO Analysis Wall Street Consensus $6.25 $8.75 Management Case $7.25 $10.25 0 2 4 6 8 10 12 14 16 Source Management Projections and Wall Street Research Notes = Values for PSPT Transaction (52.4% Premium to 30-Day Spot, 6.7x LTM EBITDA) 1. Discounted one year at 14% cost of equity 2. Includes $1.2MM of one-time add backs for Wall Street Consensus 3. Includes $3.9MM of one-time add backs for Management Case 4. Includes $3.6MM and $1.2MM of one-time add-backs for LTM EBITDA Management Case and LTM EBITDA Wall Street Case, respectively 5. Assumes 5-yr discounted cash flow with 13-15% discount rate and 2-4% perpetual growth rate 16 6. Assumes 3.0x bank debt at L+500 bps, 15% management stake, 6.5-7.5x exit EBITDA multiple and 20% — 30% IRR

Project Eastern EASTERN VALUATION ANALYSIS Discounted Cash Flow Sensitivity Analysis Management Case DCF Sensitivity Analysis(1) Management Case Price per Share / % Terminus 2011-2012 13% Discount Rate 14% Discount Rate 15% Discount Rate EBIT 2011-2012 Revenue Growth 2011-2012 Revenue Growth 2011-2012 Revenue Growth Margin 10.0% 12.5% 15.0% 10.0% 12.5% 15.0% 10.0% 12.5% 15.0% 6.5% $8.37 $8.47 $8.57 $7.68 $7.77 $7.86 $7.11 $7.19 $7.27 70.0% 70.2% 70.4% 67.8% 68.0% 68.2% 65.6% 65.8% 66.0% 7.0% $8.91 $9.03 $9.15 $8.16 $8.27 $8.38 $7.54 $7.64 $7.73 70.9% 71.2% 71.4% 68.7% 68.9% 69.2% 66.6% 66.8% 67.0% 7.5% $9.44 $9.59 $9.74 $8.64 $8.77 $8.90 $7.97 $8.08 $8.20 71.7% 71.9% 72.2% 69.5% 69.8% 70.0% 67.4% 67.7% 67.9% Note
1. Assumes 3% perpetual growth rate17

Project Eastern EASTERN VALUATION ANALYSIS Comparable Company Analysis Selected Trading Statistics Trading Statistics of Selected Comparable Companies (USD MM, except share price, percents and ratios) Current Discount Premium Aggregate Value/ Aggregate Value/ Est. 5 Yr Price to LTM to LTM Market Aggregate Sales (2) (3) (4) EBITDA (2) (3) (4) Price/Earnings (2) (4) (5) Growth P/E/G (2) (4) (5) Company (fiscal year end) 9/17/2008 High Low Value (1) Value (2)(3) CY2008E CY2009E CY2008E CY2009E CY2008E CY2009E Rate (4) CY2008E CY2009E

Project Eastern EASTERN VALUATION ANALYSIS Precedent Transactions Analysis Selected Services Transactions Precedent Transactions Offer Premium Aggregate Value LTM / Equity Aggregate % Change In Implied Date of Value Value 1 30 Sector Index Adjusted Announcement Target / Acquiror ($MM) ($MM) Day Day Revenue EBITDA Since Ann. EBITDA (2) 8/4/2008 PeopleSupport / Aegis BPO 248 134 28.5% 52.4% 0.9x 6.7x (0.2%) 6.7x (1) 1/11/2008 PeopleSupport / IPVG 414 315 26.7% 25.3% 2.2x 21.9x (14.9%) 17.6x 1/28/2008 Stream / Global BPO Services Corp. 154 226 NA NA 0.5x 9.7x (6.1%) 9.3x 8/30/2007 Zavata, Inc. / Apollo Health Street 170 170 NA NA 2.8x NA (29.9%) NA 10/25/2006 Sitel/ ClientLogic 355 467 6.8% 44.1% 0.4x 6.8x (35.3%) 5.0x 6/23/2006 Minacs Worldwide/ TransWorks Information Services 109 171 14.4% 11.3% 0.6x 8.6x (21.3%) 7.4x 5/12/2006 NCO Group/ One Equity 861 1,212 40.2% 25.6% 1.1x 8.1x (26.7%) 6.5x 5/25/2006 SPI Technologies/ Philippine Long Distance Telephone 135 159 NA NA 3.2x NA (25.2%) NA 5/31/2006 West/ Thomas H. Lee Partners and Quadrangle Group 3,950 4,100 13.0% 5.2% 2.6x 10.5x (26.3%) 7.8x Mean (excl. PSPT / IPVG) 21.6% 27.3% 1.6x 10.3x (20.7%) 8.6x Median (excl. PSPT / IPVG) 20.5% 25.4% 1.1x 8.6x (25.2%) 7.4x Notes 1. Unsolicited offer. Announced and rejected 2. Equity value adjusted for equal-weighted index performance of comparables from deal announcement to present. Comparables include Convergys, TeleTech Holdings, Sykes Enterprises, ICT Group, Startek, APAC Customer Services, Teleperformance, Transcom, PLDT, Eastern, PeopleSupport and Paxys 19

Project Eastern

EASTERN VALUATION ANALYSIS

Side-by-Side Analysis

Eastern vs PSPT

$MM, except where noted

	Eastern[1]		PSPT[5]	
	$	% Margin / Growth	$	% Margin / Growth
Revenue				
2007A	260.0	33.2%	140.6	27.7%
2008E	311.2	19.7%	152.1	8.2%
2009E	389.7	25.2%	165.8	9.0%
EBITDA[2]				
2007A	37.9	14.6%	20.2	14.4%
2008E[3]	38.1	12.3%	18.6	12.2%
2009E	50.0	12.8%	22.8	13.8%
EPS				
2007A	$0.79	57.5%	$1.37	90.3%
2008E[3]	$0.45	(57.1%)	($0.14)[6]	NM
2009E	$0.59	73.9%	$0.34	NM
Transaction Multiples				
Price / Share Offer			$12.25	
% Premium to 1-Day Prior[4]			28.5%	
% Premium to 30-Day Avg.[4]			42.1%	
Shares Outstanding			20.2	
Equity Value			**$247.7**	
Net Cash			114.1	
Aggregate Value			**$133.6**	
AV / 2008E Revenue			0.9x	
AV / LTM Revenue			0.9x	
AV / 2009E Revenue			0.8x	
AV / 2008E EBITDA			7.2x	
AV / LTM EBITDA			6.7x	
AV / 2009E EBITDA			5.9x	

Notes

1. Based on Management Case
2. After giving effect to stock compensation expense
3. Includes add back of non-recurring costs: PCI ($0.2MM), PCI PH agent training ($0.2MM), SOX ($0.6MM), Dell Rebate ($0.5MM), IT ($0.2MM), Jacksonville start-up costs ($0.3MM), Nicaragua start-up costs ($0.3MM), GEM-related ($1.3MM) and Legal ($0.3MM). EPS tax-effected at 11.1%
4. Share prices as of 8/1/2008
5. Estimates based on research dated 8/4/08
6. Adjusted for one-time tax expense
7. Based on 3-Month weighted average diluted shares outstanding ended June 30, 2008

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Project Eastern

EASTERN VALUATION ANALYSIS

Premiums Paid for Worldwide Public Targets (1) (2)

Deals of $1Bn or More

All Cash Consideration

18-Year Avg: 37.4%


S&P 500 (4)
70
63
56
49
42
35
28
21
14
7
0
500
450
400
350
300
250
200
150
100
50
0
41
64
27
30
56
40
35
33
32
43
50
35
30
32
29
29
31
29
39
'90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08

All Deals (3)

18-Year Avg: 34.4%


S&P 500 (4)
70
63
56
49
42
35
28
21
14
7
0
500
450
400
350
300
250
200
150
100
50
0
43
32
49
29
34
35
34
36
36
41
43
35
27
32
26
27
28
29
38
'90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08

Source Thomson Reuters as of 08 July 2008

Notes

1. Includes announced bids for control of worldwide public targets with an aggregate value of $1Bn or more. Excludes terminated transactions, ESOPs, self-tenders, spin-offs, share repurchases, minority interest transactions, exchange offers, recapitalizations, and restructurings. Includes transactions announced on or before 30 June 2008
2. Annual amounts based on mean of percentage premiums paid over unaffected stock price which is defined as stock price 4 weeks prior to the earliest of the deal announcement; announcement of a competing bid; and market rumors
3. Includes all announced bids irrespective of consideration offered (i.e., includes all cash, all stock and hybrid bids). Excludes outliers
4. S&P 500 indexed to closing price on the last trading day of 1990

Morgan Stanley

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